UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2025

Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 16, 2025, Charles River Laboratories International, Inc. (the “Company”) filed a current report on Form 8-K under item 5.02 to report the resignation of Flavia H. Pease as Corporate Executive Vice President, Chief Financial Officer of the Company and the appointment of Michael G. Knell as interim Chief Financial Officer of the Company. The Company is filing this Form 8-K/A to disclose details of Mr. Knell’s compensation that were not determined at the time of the original filing.

On September 15, 2025, in connection with Mr. Knell’s appointment as interim Chief Financial Officer and interim principal financial officer of the Company, the Compensation Committee of the Company’s Board of Directors approved the following changes to Mr. Knell’s compensation package: (i) an increase in annual base salary to $500,000, effective September 28, 2025; (ii) a $10,000 monthly cash payment to be paid during Mr. Knell’s term of service as interim Chief Financial Officer, effective October 1, 2025; and (iii) a one-time grant of restricted stock units of the Company’s common stock with a grant value of $500,000, to be granted on November 6, 2025 (the first business day following the press release with respect to financial results for the third fiscal quarter of 2025), with 50% to vest on the first anniversary of the grant date and the remaining 50% to vest on the second anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	September 19, 2025	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
General Counsel, Corporate Secretary & Chief Compliance Officer